UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 15, 2016

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Patrick C. Lynch

On December 15, 2016, Darling Ingredients Inc. (the “Company”) announced that, effective January 15, 2017 (the “Start Date”), Patrick C. Lynch will become its Executive Vice President - Chief Administrative Officer. Mr. Lynch will report to John O. Muse, the Company’s Executive Vice President - Chief Financial Officer. Mr. Muse has indicated his intent to retire as the Company’s Chief Financial Officer in early March 2017 following the Company’s filing of its Form 10-K for fiscal 2016, at which time Mr. Lynch will become the Company’s Executive Vice President - Chief Financial Officer. A copy of the press release announcing Mr. Lynch’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Mr. Lynch, age 47, has served as the Chief Financial Officer of Interface, Inc., the world’s largest manufacturer of modular carpet and pioneer of sustainable business practices, since 2001, and has been a Senior Vice President since 2007. Prior to 2001, he served in various financial leadership positions at Interface since joining the company in 1996, including Assistant Vice President and Corporate Controller. From 1992 to 1996, Mr. Lynch was a Senior Accountant with BDO Seidman, LLP, a national accounting firm delivering assurance, tax, financial advisory, and consulting services to private and publicly traded businesses.

Compensation Arrangements with Mr. Lynch

Under the compensation package provided to Mr. Lynch by the Company, he will receive an initial annual base salary of $525,000. In addition, on the Start Date, Mr. Lynch will receive a sign-on grant of 100,000 shares of the Company’s common stock as restricted stock under the Company’s 2012 Omnibus Incentive Plan, one-third shares of which will vest immediately upon issuance and the remaining two-thirds shares of which will vest in two equal installments on the first two anniversary dates of the Start Date. Mr. Lynch will participate in the Company’s annual and long-term executive incentive programs beginning in fiscal 2017.

In connection with Mr. Lynch’s employment, the Company will enter into a Senior Executive Termination Benefits Agreement with Mr. Lynch (the “Termination Benefits Agreement”) in the form attached hereto as Exhibit 10.1, which is substantially the same form as the Company’s current agreement with Mr. Muse. Set forth below is a brief description of the material terms and conditions of the Termination Benefits Agreement. The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the form of Termination Benefits Agreement attached hereto as Exhibit 10.1.

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Pursuant to the Termination Benefits Agreement, the Company must provide Mr. Lynch certain benefits (discussed below) upon any termination of his employment except (i) termination by reason of the voluntary resignation by Mr. Lynch (other than resignation for “good reason” following a change in control), (ii) termination for cause (as defined in the Termination Benefits Agreement) or (iii) termination upon normal retirement (as defined in the Termination Benefits Agreement) by Mr. Lynch. Neither permanent nor long-term disability status nor the death of Mr. Lynch is deemed a termination for purposes of the Termination Benefits Agreement. Termination with the exceptions set forth above is referred to herein as an “Eligible Termination Event.”

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Subject to Mr. Lynch’s execution of a release of claims in respect of his employment with the Company, the Company must provide Mr. Lynch the following benefits upon an Eligible Termination Event: (i) (A) periodic payment in the amount of Mr. Lynch’s then-effective base salary until Mr. Lynch has been paid one and one-half times his annual base salary at the highest rate in effect in the preceding twelve months (the “Termination Payment Amount”) or (B) in the case of a change in control (as defined in the Termination Benefits Agreement), if within twelve months following such change in control either the Company terminates Mr. Lynch’s employment without cause or Mr. Lynch resigns for “good reason” (a “Change in Control Termination”), a lump sum payment, within thirty days of the date of termination or resignation, equal to three times Mr. Lynch’s annual base salary at the highest rate in effect in the preceding twelve months, (ii) any accrued vacation pay due but not yet taken at the date of the Eligible Termination Event, (iii) continued participation (including dependent coverage) in life and disability plans, and certain other similar benefits of the Company (or similar benefits provided by the Company) (the “Benefits”) in effect immediately prior to the date of termination for a period of eighteen months from the date of termination, or thirty-six months in the case of a Change in Control Termination, to the extent allowed under the applicable policies, and (iv) an amount equal to the applicable COBRA premium rate, if any, for a period of eighteen (18) months from the Termination Date, or thirty-six (36) months in the case of a Change in Control Termination, for health, dental and other similar COBRA coverage for Mr. Lynch and his eligible dependents (such payments to be includible in Mr. Lynch’s gross income).

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“Good reason” is defined to be limited to material adverse changes to Mr. Lynch's terms and conditions of employment, including (1) any material diminution of Mr. Lynch's authority, duties or responsibilities; (2) any material diminution in Mr. Lynch's base salary or incentive or bonus award opportunities; (3) any material change in the geographic location at which Mr. Lynch must perform his duties for the Company; or (4) any action or inaction that constitutes a material breach by the Company of the Termination Benefits Agreement. To claim good reason, Mr. Lynch must provide timely notice to the Company which will then have an opportunity to cure the conditions claimed to create good reason.

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Mr. Lynch shall remain eligible to receive a prorated amount (based on the number of days worked in the fiscal year) of his annual incentive cash bonus for the year in which the Eligible Termination Event occurs to the extent it is earned under the terms of the Company’s then applicable annual incentive plan.

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In addition, upon an Eligible Termination Event, the Company will engage an outplacement counseling service of national reputation, at its own expense, to assist Mr. Lynch in obtaining employment until the earliest of (i) two years from the date of the Eligible Termination Event, (ii) such date as Mr. Lynch obtains employment or (iii) Company expenses related thereto equal $10,000.

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The initial term of the Termination Benefits Agreement expires on December 31, 2017 (the “Term”); provided, however, that the Term shall automatically extend for successive one (1) year periods on December 31, 2017 and each anniversary thereof, unless Mr. Lynch’s employment is terminated prior thereto or the Company provides written notice to Mr. Lynch of the Company’s intention not to extend the Term at least six (6) months prior to the applicable extension date.

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The Termination Benefits Agreement also contains obligations on Mr. Lynch’s part regarding nondisclosure of confidential information, return of Company property, non-solicitation of employees during employment and for a period of one year following the termination of employment for any reason, non-disparagement of the Company and its business and continued cooperation in certain matters involving the Company.

In addition, the Company will enter into its standard form of Indemnification Agreement for directors and executive officers with Mr. Lynch.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Form of Senior Executive Termination Benefits Agreement between Darling Ingredients Inc. and Patrick C. Lynch.

99.1	Press release dated December 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 16, 2016	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

EXHIBIT LIST

10.1	Form of Senior Executive Termination Benefits Agreement between Darling Ingredients Inc. and Patrick C. Lynch.

99.1	Press release dated December 15, 2016.